Exhibit 9(e)

Consent and Certification of
Direct Access Partners, LLC

The undersigned, Direct Access Partners, LLC ("Direct Access Partners"), in connection with the Regulation E stock offering of Blackhawk Capital Group BDC, Inc., a Delaware corporation and business development company registered under the Investment Company Act of 1940, as amended, certifies as follows:

1.           The undersigned hereby consents to being named as underwriter in a notification and offering circular filed with the Securities and Exchange Commission by Blackhawk Capital Group BDC, Inc. pursuant to Regulation E in connection with a proposed offering of common stock to the public.

2.           The undersigned hereby certifies that it furnished the statements and information set forth in such notification and offering circular with respect to the undersigned, its directors and officers or partners, that such statements and information are accurate, complete and fully responsive to the requirements of Form 1-E and Schedule A and do not omit any information required to be stated therein with respect of any of such persons, or necessary to make the statements and information therein with respect to any of them not misleading.

3.           The undersigned hereby undertakes, in connection with any distribution of the Preliminary Offering Circular as permitted by Rule 605(f), (a) to keep an accurate and complete record of the name and address of each person furnished such Preliminary Offering Circular and (b) if such Preliminary Offering Circular is inaccurate or inadequate in any material aspect, to furnish a revised Preliminary Offering Circular or an offering circular of the type referred to in Rule 605(f)(4) to all persons to which the securities are to be sold at least 48 hours prior to the mailing of any confirmation of sale to such persons under circumstances that it would normally be received by them 48 hours prior to their receipt of confirmation of the sale.

DIRECT ACCESS PARTNERS, LLC

By:	/s/ Gerald M. Visci
	Name:	Gerald M. Visci
	Title:	Chief Financial Officer and
Chief Compliance Officer

Date:	December 22, 2009

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Exhibit 9(e)

Consent and Certification of
Bentley Securities Corporation

The undersigned, Bentley Securities Corporation ("Bentley"), in connection with the Regulation E stock offering of Blackhawk Capital Group BDC, Inc., a Delaware corporation and business development company registered under the Investment Company Act of 1940, as amended, certifies as follows:

1.           The undersigned hereby consents to being named as underwriter in a notification and offering circular filed with the Securities and Exchange Commission by Blackhawk Capital Group BDC, Inc. pursuant to Regulation E in connection with a proposed offering of common stock to the public.

2.           The undersigned hereby certifies that it furnished the statements and information set forth in such notification and offering circular with respect to the undersigned, its directors and officers or partners, that such statements and information are accurate, complete and fully responsive to the requirements of Form 1-E and Schedule A and do not omit any information required to be stated therein with respect of any of such persons, or necessary to make the statements and information therein with respect to any of them not misleading.

3.           The undersigned hereby undertakes, in connection with any distribution of the Preliminary Offering Circular as permitted by Rule 605(f), (a) to keep an accurate and complete record of the name and address of each person furnished such Preliminary Offering Circular and (b) if such Preliminary Offering Circular is inaccurate or inadequate in any material aspect, to furnish a revised Preliminary Offering Circular or an offering circular of the type referred to in Rule 605(f)(4) to all persons to which the securities are to be sold at least 48 hours prior to the mailing of any confirmation of sale to such persons under circumstances that it would normally be received by them 48 hours prior to their receipt of confirmation of the sale.

BENTLEY SECURITIES CORPORATION

By:	/s/ H. Bradley Southern
	Name:	H. Bradley Southern
	Title:	Managing Director

Date:	December 22, 2009

116